Exhibit 99

HARBOR FLORIDA BANCSHARES, INC. TO PRESENT AT FRIEDMAN, BILLINGS, RAMSEY 2005 INVESTOR CONFERENCE

For Immediate Release:  November 28, 2005

(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank announced today that it would be participating in the Friedman, Billings, Ramsey & Co., Inc. Annual Investor Conference in New York City, November 28-30, 2005.

Michael J. Brown, Sr., Harbor’s President and Chief Executive Officer, and J. Hal Roberts, Executive Vice President and Chief Operating Officer, are scheduled to make a presentation at 10:45 a.m. (EST) on Wednesday, November 30th at the conference.  Their presentation will be available for viewing via webcast at www.fbr.com/investor05/.  The presentation slides will also be available on Harbor’s website located at www.harborfederal.com under the Shareholder Information link.

Harbor Federal is headquartered in Fort Pierce, Florida and has 40 locations in an eight-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.